UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 22, 2015

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership

On June 22, 2015, Midway Gold Corp., a British Columbia corporation (the “Registrant”), and certain of its subsidiaries and affiliates, including, MDW Pan LLP, Midway Gold US Inc., MDW Pan Holding Corp., MDW-GR Holding Corp., MDW Mine ULC, GEH (BC) Holding Inc., GEH (US) Holding Inc., Midway Services Company, MDW Gold Rock LLP, RR Exploration LLC, Nevada Talon LLC, Midway Gold Realty LLC and Golden Eagle Holding Inc. (collectively, the “Subsidiaries” and together with the Registrant, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”).  The Debtors are seeking Bankruptcy Court authorization to administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Midway Gold US Inc., et al.” Case No. 15-16835MER. The Debtors will continue to manage their properties and operate their businesses under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Registrant, MDW Mine ULC and GEH (BC) Holding Inc., each incorporated in British Columbia, are Debtors in the Chapter 11 Cases. In addition, Midway Gold US Inc., in its capacity as the proposed Foreign Representative, will seek ancillary relief in Canada on behalf of all Debtors, pursuant to the Companies’ Creditors Arrangement Act (Canada) R.S.C. 1985, c. C-36, as amended (the “CCAA”) in the Supreme Court of British Columbia (the “Canadian Court”) in Vancouver, British Columbia, Canada. The purpose of the ancillary proceeding is to request that the Canadian Court recognize the Chapter 11 Cases as “foreign main proceedings” under the applicable provisions of the CCAA in order to, among other things, protect the Debtors’ assets and operations in Canada.

Item 2.04 Triggering Events that Accelerate or Increase Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Debtors’ Chapter 11 Filings described in Item 1.03 above constitute an event of default that accelerated obligations of the Debtors under the following:

Commonwealth Bank of Australia

MDW Pan LLP, as borrower (“MDW”), under a credit agreement (as amended, the “Credit Agreement”) with Commonwealth Bank of Australia (“CBA”) and a group of initial lenders named in the Credit Agreement for the purpose of establishing an aggregate $53 million senior secured credit facility consisting of, (i) a $45 million project finance facility (“Project Finance Facility”) and (ii) a $10 million cost overrun facility (the “Overrun Facility” together with the Project Finance Facility is collectively referred to herein as, the “Debt Facilities”). The Debt Facilities are secured by substantially all of the assets of the Debtors, including MDW, which consists solely of the Debtors’ Pan gold project (the “Project”).

The Registrant and certain of its subsidiaries entered into a guaranty (the “Guaranty”) in favor of CBA, as administrative and collateral agent, whereby the Registrant and certain of its subsidiaries absolutely, unconditionally and irrevocably guaranteed the punctual performance and payment when due of all obligations of MDW under the Project Finance Facility.

The Registrant and certain of its subsidiaries entered into a security agreement (the “CBA Security Agreement”) by and between CBA, MDW, the Registrant and certain of its subsidiaries as grantors, pursuant to which the grantors granted to CBA for the benefit of the Secured Parties (as defined in the Credit Agreement) a security interest in the grantors’ right, title and interest in and the collateral identified in the CBA Security Agreement.

Midway Gold US Inc., MDW Pan Holding Corp., MDW-GR Holding Corp., MDW Mine ULC, GEH (BC) Holding Inc., Midway Gold Corp. and GEH (US) Holding Inc. each entered into pledge agreements (each a “CBA Pledge Agreement”) as pledgor for the benefit of CBA. Pursuant to the CBA Pledge Agreements, each pledgor agreed to grant CBA a security interest in the equity interests in the pledgor except MDW.

Hale Capital Partners, L.P., et al.

MDW, as borrower, under a subordinated credit agreement (the “HCP Credit Agreement”) by and among MDW, Hale Capital Partners, L.P. (“HCP”), as administrative agent and collateral agent, HCP-MID, LLC,

as a lender, and INV-MID, LLC, as a lender, for the purpose of establishing a subordinated secured non-revolving term credit facility in favor of MDW in the aggregate amount of $10,500,000 (“Subordinated Debt Facility”).

The Registrant and certain of its subsidiaries entered into a guaranty (the “HCP Guaranty”) in favor of HCP, as administrative and collateral agent, whereby the Registrant and certain of its subsidiaries (collectively, the “Guarantors”) absolutely, unconditionally and irrevocably guaranteed the punctual performance and payment when due of all obligations of MDW under the Subordinated Debt Facility.

The Registrant and certain of its subsidiaries entered into a subordination agreement (the “Subordination Agreement”) by and between HCP, CBA, the Registrant and certain of its subsidiaries pursuant to which each of the Obligors (as defined in the Subordination Agreement), covenants and agrees that the payment of any and all of the Junior Debt (as defined in the Subordination Agreement) is subordinate and subject in right of payment to the prior full payment of the Senior Debt (as defined in the Subordination Agreement).

The Registrant and certain of its subsidiaries entered into a security agreement (the “HCP Security Agreement”) and certain pledge agreements (each, a “HCP Pledge Agreement”), subject at all times to the Subordination Agreement, each of the Grantors (as defined in Security Agreement) granted to HCP for the benefit of the Secured Parties (as defined in the HCP Credit Agreement) a security interest in each Grantor’s right, title and interest in and the collateral identified in the HCP Security Agreement.

The Debtors believe any efforts to enforce such payment obligations under the Credit Agreement and the HCP Credit Agreement (together, the “Debt Documents”) are automatically stayed as a result of the Chapter 11 Filings and the creditors’ rights of enforcement in respect of the Debt Documents are subject to applicable provisions of the Bankruptcy Code.

The Registrant has previously filed Current Reports on Form 8-K containing descriptions of the obligations and exhibits containing copies of agreements described in this Item 1.03 of this Current Report on Form 8-K on Form 8-K filed on July 24, 2014, October 8, 2014, December 3, 2014, April 21, 2015 and May 26, 2015. The description of the obligations and agreements contained in this Item 1.03 is a summary of the material terms of such obligations and agreements, and the description is qualified in its entirety by reference to the full text of the referenced agreements previously filed as Exhibits.

Item 7.01. Regulation FD Disclosure.

On June 22, 2015, the Registrant issued the press release announcing that the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the Bankruptcy Code. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Press Release, Dated June 22, 2015

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.”  These statements about the Registrant’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only the Registrant’s current expectations regarding these matters.  The Registrant’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including (i) the potential adverse impact of the Chapter 11 Filings on the Registrant’s liquidity or results of operations, (ii) changes in the Registrant’s ability to meet financial obligations during the chapter 11 process or to maintain contracts that are critical to Registrant’s operations, (iii) the availability of debtor in possession financing, (iv) the effect of the Chapter 11 Filings the Registrant’s relationships with third parties, regulatory authorities and employees, (v) proceedings that may be brought by third parties in connection with the chapter 11 process, (vi) the Bankruptcy Court approval or other conditions or termination events in connection with the proceedings, (vii) the increased administrative costs related to the chapter 11 process; (viii)  the Registrant’s ability to maintain adequate liquidity to fund operations during the chapter 11 process and thereafter and (ix) other factors listed from time to time in the Registrant’s filings with Securities and Exchange Commission. Forward-looking statements in this Current Report on Form 8-K speak only as of the date on which they are made and the Registrant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: June 22, 2015	By: /s/ William M. Zisch William M. Zisch President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Press Release, Dated June 22, 2015

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.